EXHIBIT 2.1


                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of January, 2004 (the "Effective Date") by and between TELS Corporation, a Utah corporation (the "Company") and, Hampton & Hampton, P.A., a ______________ corporation, ("Hampton") and Von Hampton, the sole shareholder of Hampton (the "Shareholder").

         WHEREAS, the respective Board of Directors of Hampton and the Company deem the acquisition by the Company of all of the issued and outstanding capital stock of Hampton on the terms set forth in this Agreement to be desirable, generally to the welfare and advantage of each, and in the best interests of the shareholders of each;

         NOW THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. EXCHANGE OF SHARES.

         1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Shareholder will sell, convey, transfer and assign to the Company, and the Company will purchase and accept from the Shareholder all right, title and interest in and to the issued and outstanding shares of common stock of Hampton, owned by Shareholder in exchange for three million shares of restricted common stock of the Company.

         1.2 Assets. As of the date of Closing, the assets of Hampton shall consist of the Contracts, Intellectual Property, Tangible and Intangible Assets and Records and Documents described in Section 1.2 (a) through (d) hereof (collectively, the "Assets"), free and clear of all liens.

                  (a) Contracts. All rights and benefits of the Shareholder under all agreements associated with the Assets, any and all other license and other agreements (if any), including, without limitation, those set forth on
Schedule 1.2 (a). "Contracts" means all contracts, agreements and other arrangements whether written or oral, to which Hampton is a party as to which the breach, non-performance, failure to renew, or cancellation could have a material adverse effect on the Assets.

                  (b) Intellectual Property. All rights, title and interest in and to, all United States and foreign licenses, copyrights (registered and unregistered) and copyright applications, and Computer Software and other rights associated with the foregoing, existing now or in the future with respect to the Assets, including, without limitation the right to sue for past infringement thereof and all other proprietary rights that Hampton owns, licenses, or possesses

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the right to use with respect to the Assets (collectively, the "Intellectual
Property"). The Intellectual Property is listed on Schedule 1.2 (b). "Computer Software" means all computer source codes, programs, data files, and other software (including both applications software and operating software), including all machine readable code, printed listings of code, documentation, and related property and information relating to the Assets.

                  (c) Tangible and Intangible Assets. All tangible and intangible personal property rights of Hampton in and to the Assets (the "Tangible and Intangible Assets"), which are reflected on Schedule1.2 (c).

                  (d) Records and Documents. All books, records, files, papers, databases, and other data (whether such information is stored in print, on electronic media, or pursuant to any audio or video recording) located at Hampton's facilities or elsewhere in Hampton's custody or control (directly or indirectly), or pertaining to the Assets, all of which are reflected on Schedule 1.2(d).

                  (e) Bank Accounts. Attached hereto as Schedule 1.2(e) is a listing of all bank accounts and account numbers which are currently held by Hampton The Shareholder shall take such steps as necessary in order for the Company or its designees to be named as signatories.

                  (f) Financial Statements. Attached hereto as Schedule 1.2(f) are the Financial statements for Hampton dated December 31, 2003. Said statements have been prepared using Generally Accepted Accounting Principles. These financial statements fairly present the financial position of Hampton as of the dates set forth in the unaudited financial statements. The unaudited financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and consistent with the books and records of Hampton. There has been no material change in the financial condition of Hampton since the date of the financial statements. All known liabilities of the Company are set forth in the financial statements and there are not undisclosed liabilities of any kind or nature.

         If the December 31, 2003 audited financial statements reflect a material change in the financial condition of Hampton from that which was previously represented in the unaudited December 31, 2003 financial statements which have previously been delivered to the Company, the Company may, in its sole and absolute discretion choose not to proceed with Closing and this Agreement will be of no further force or effect and each party shall be liable for their respective costs. Notwithstanding the foregoing, it is agreed and understood that following closing Hampton will forgive the outstanding account receivable from the Shareholder.

         1.3 Closing Date. The closing ("Closing") shall occur on or before January ___, 2004 (the "Closing Date"). The Closing will take place at 10:00 a.m. at the offices of Newman, Pollock & Klein, LLP, 2101 NW Corporate Blvd., Suite 414, Boca Raton, FL 33431, or, at such other date, time and place or manner, as may be agreed upon by the parties.

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         1.4      Delivery of Shares.

                  (a) At the Closing, the Shareholder shall deliver to the Company a validly issued certificate representing the Hampton Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

                  (b) At the Closing, the Company shall deliver to the Shareholder a validly issued certificate representing the TELS Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

SECTION 2. PURCHASE PRICE.

         2.1 Purchase Price. The Company shall convey, transfer, assign three million unregistered shares of common stock of the Company ("Common Stock") in exchange for all of the issued and outstanding shares of common stock of Hampton held by Shareholder. The shares of Common Stock may only be resold in the future under Rules 144 or 144A under the Securities Act of 1933 (the "Securities Act"), subject to compliance with all of the provisions of the Rules. Rule 144 provides that securities may be resold after a one-year holding period from the date of payment subject to compliance with the Rule. Among other things, an order to sell the securities may only be placed after Form 144 has been mailed to the Securities and Exchange Commission, the securities must be sold to or through a broker-dealer, the volume limitations must be met (i.e., the greater of 1% of the outstanding shares or the average weekly trading volume for the four weeks preceding the filing of Form 144) and there can be no solicitation of any buy orders. Rule 144A applies to sales to institutions which are "qualified institutional buyers".

         The share certificate to be delivered to the law firm of Newman, Pollock & Klein, LLP to be held in escrow subject to Hampton completing any and all required audit requirements as set forth in this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

         3.1 Hampton and Shareholder's Representations and Warranties. Hampton and the Shareholder hereby represent and warrant to the Company, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

                  (a) Organization and Qualification. Hampton is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Hampton has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary. The copies of the articles of incorporation and bylaws of Hampton, which have been (or will be, at least two days before the Closing Date) delivered to the Company, are complete

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and correct and are in full force and effect at the date hereof. There are, and at the Closing will be, no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock.

                  (b) Authorization; No Restrictions, Consents or Approvals. Hampton and the Shareholder have full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by Hampton and the Shareholder and constitutes the legal, valid, binding and enforceable obligation of Hampton and the Shareholder, enforceable against Hampton and the Shareholder in accordance with its terms. The execution and delivery of this Agreement, the exchange of Shares and the consummation by Hampton of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the articles of incorporation and bylaws of Hampton or any applicable law relating to the Shareholder or Hampton, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Shareholder or Hampton is bound or to which any property of the Shareholder or Hampton is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any lien on any of the assets of the Shareholder or Hampton, (iv) constitute an event permitting termination of any agreement or instrument to which the Shareholder or Hampton is a party or by which any property or asset of the Shareholder or Hampton is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Shareholder or Hampton is a party or by which the Shareholder or Hampton may be bound, or result in the violation by the Shareholder or Hampton of any laws to which the Shareholder or Hampton may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Hampton and the Shareholder of this Agreement or the performance by Hampton or the Shareholder of his obligations hereunder.

                  (c) Capitalization. The authorized capitalization of Hampton consists of __________ shares of common stock, $ ____ par value, __________ of which are issued and outstanding and owned by the Shareholder. There are, and at the Closing will be no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of Company.

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                  (d) Subsidiaries. Hampton has no subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity.

                  (e) Brokers' Fees. Hampton has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  (f) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against Hampton

                  (g) Assets. Hampton has good and marketable title to the Assets, free and clear of any lien, which Assets are reflected on Schedules 1.2
(a), (b), (c) and (d). Such Assets are not subject to any Contracts other than those listed on Schedule 1.2 (a).

                  (h) Employees. Attached hereto as schedule 3.1(h) is a list of all Hampton employees together with the salaries of each and any agreed to benefit packages. Except as noted in the schedule, there are no outstanding employment agreements which cannot be terminated on 30 days prior written notice.

                  (i) No Material Adverse Change. Since the Hampton Balance Sheet Date, there has not been any material adverse change in the condition, financial or otherwise, of Hampton's business, nor has there been any material transaction entered into by Hampton Hampton has not incurred any material obligations, contingent or otherwise except for legal and accounting fees and expenses in connection with the transactions contemplated by this Agreement.

                  (j) Disclosure. No statement, representation or warranty by Hampton and the Shareholder in this Agreement, including the Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to Hampton or the Shareholder which has specific application to the Assets, and, so far as Hampton and the Shareholder can reasonably foresee, materially threatens in the future, the Assets which has not been set forth in this Agreement or the Schedules hereto.

                  (k) Ownership of the Shares. The Shareholder owns 100% of the issued and outstanding shares of stock of Hampton. These Shares are owned free and clear of any liens or encumbrances and that the Shareholder is free to transfer these Shares without the consent of any third party.

                  (l) Restricted Securities. The Shareholder understands that
(a) the TELS Shares to be received by the Shareholder hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable


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regulations such securities may be resold without registration under the
Securities Act only in certain limited circumstances and (b) the certificate(s) representing the TELS Shares shall bear the following legends:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

                  (m)      Suitability Standards.

                           (i) Shareholder is acquiring the TELS Shares for
investment purposes only and solely for his own accounts and not with a view to, or for resale in connection with, the distribution or disposition thereof, except for such distributions or dispositions which are effected in compliance with the Securities Act;

                           (ii) Shareholder understands that the TELS Shares
have not been registered under the Securities Act or under any state securities or "blue sky" laws;

                           (iii) Shareholder will not directly or indirectly
offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, or solicit any offers to purchase or otherwise acquire or take a pledge of, any of the TELS Shares, except in accordance with the Securities Act and all applicable state securities or "blue sky" laws;

                           (iv) The financial situation of the Shareholder is
such that he can afford to bear the economic risk of holding the TELS Shares for an indefinite period of time and suffer complete loss of his investment in the TELS Shares;

                           (v) Shareholder has such knowledge and experience in
financial and business matters that he is capable of evaluating the merits and risks relating to his investment in the TELS Shares;

                           (vi) Shareholder acknowledges that the TELS Shares
must be held indefinitely and Shareholder must continue to bear the economic risk of his investments in the TELS Shares until the TELS Shares are subsequently registered under the Securities Act or an exemption from such registration is available;

                           (vii) Shareholder understands that the TELS Shares
represent a speculative investment which involves a high degree of risk of loss of his investment therein;

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                           (viii) In making his decision to receive the TELS
Shares under this Agreement, Shareholder has relied upon independent investigations made by him and, to the extent believed by him to be appropriate, his representatives, including his own professional, tax and other advisors;

                           (ix) In making his decision to receive the TELS
Shares under this Agreement, Shareholder has not received or relied upon any information relating the TELS from Company and Shareholder has relied solely upon the public filings of TELS to evaluate the risks associated with ownership of the TELS Shares; and

                           (x) All information that Shareholder has provided to
Company concerning himself and his financial position is true, complete and correct as of the date of this Agreement.

                  (n) Taxes. Hampton and the Shareholder have no knowledge of any tax deficiency which has been or might be asserted against Hampton which would materially and adversely affect the business or operations of Hampton.

                  (o) Corporate Action of Company. The Board of Directors of Hampton has duly authorized the execution and delivery of this Agreement. Subject to the approval of the stockholders of Hampton as provided herein, this Agreement constitutes a valid, legal and binding agreement of Hampton and is enforceable in accordance with its terms.

                  (p) Licenses. Hampton has obtained all required licenses, permits or other governmental authorization for the conduct of its business as now being conducted.

         3.2 Company's Representations and Warranties. The Company hereby represents and warrants to the Shareholder, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

                  (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except in any case where a failure so to qualify would not have a material adverse effect on the Company. The copies of the articles of incorporation and bylaws of the Company, which have been delivered to the Shareholder, are complete and correct and are in full force and effect at the date hereof.

                  (b) Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform this Agreement and all corporate action

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necessary to authorize the execution and delivery of this Agreement and the performance its obligations hereunder has been duly taken. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) Disclosure. No statement by the Company in the documents described in the receipt attached hereto, contains any untrue statement of a material fact, or omits to state any material fact, necessary to make such statements, in the light of the circumstances under which they were made, not misleading. The Company knows of no material fact which specifically applies to the Company and (so far as the Company can reasonably foresee) materially threatens the Company or its business, which has not been disclosed in such documents, or disclosed to the shareholder.

                  (d) No Broker. The Company has used no broker, and knows of no broker, which may have a claim against Shareholder for brokerage of this transaction.

SECTION 4. COVENANTS PRIOR TO CLOSING.

         Hampton and the Shareholder covenant that, except as otherwise consented to in writing by the Company, from and after the date hereof until the Closing or the earlier termination of this Agreement Hampton and the Shareholder
(i) will use reasonable efforts consistent with past practice to preserve the Assets, (ii) shall not shall not enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Assets; and (iii) shall not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or permit any Lien to be placed upon the Assets without the prior written consent of the Company..

SECTION 5. CLOSING.

         5.1 Conditions to the Company's Obligations. The obligations of the Company under this Agreement, (including, without limitation, the obligation to consummate and effect the exchange of shares), shall be subject to satisfaction of the following conditions, unless waived by the Company:

                  (a) Hampton and the Shareholder shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (b) All representations and warranties of Hampton and the Shareholder herein shall have been true and correct in all material respects when made (or will have been made true and correct by the Closing Date), shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such Closing Date.

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                  (c) There shall not have occurred any material adverse change with respect to the Assets or Hampton

                  (d) Hampton and the Shareholder shall have executed and delivered to the Company all documents necessary to transfer all issued and outstanding shares of common stock of Hampton to the Company, as contemplated by this Agreement.

                  (e) Hampton and the Shareholder shall have delivered to Company an opinion, dated the Closing Date, substantially in a form reasonably satisfactory to the Company which shall include the subject matter contained in
Section 3.1 (a) (b), (c) and (g).

                  (f) Hampton and the Shareholder agree to file or cause to have filed any federal, state, and local tax returns as required for the Company from the time of its incorporation until the Closing Date. A copy of all such returns will be provided to the Company as soon as practicable after their filing.

         Notwithstanding anything else contained herein to the contrary, in the event that Hampton is not able to provide the Company within 75 days of Closing with audited financial statements for the year end December 31, 2003 in compliance with the rules and regulation of the Securities and Exchange Commission, this Agreement may be rescinded and the Company shall instruct the transfer agent to return the share certificates to Tels and Tels shall be obligated to return to Hampton the share certificates delivered by the Shareholder to Hampton.

                  (g) At Closing, Hampton shall deliver to Tels a Board resolution appointing Ron Wolfbauer and David Brandt to the Board of Directors of Hampton and Hampton shall be appointed to the Board of Directors of Tels.

         5.2 Conditions to Hampton and the Shareholder's Obligations. The obligations of Hampton and the Shareholder under this Agreement, (including, without limitation, the obligation to consummate and effect the share exchange) shall be subject to satisfaction of the following conditions, unless waived by Hampton and the Shareholder:

                  (a) The Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing Date.

                  (b) All of the representations and warranties of the Company herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such Closing Date.

         5.3 Hampton and the Shareholder's Closing Documents. At the Closing, Hampton and the Shareholder shall deliver to the Company, in form and substance reasonably satisfactory to

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the Company, all consents required under the Contracts, and appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to the Company of the issued and outstanding shares of common stock of Hampton as contemplated hereby and necessary to place the Company, in full possession and enjoyment of all issued of outstanding shares of common stock of Hampton as contemplated hereby, including the following:

                  (a) A certificate evidencing the issued Hampton outstanding shares of common stock of Hampton, registered in the name of the Company.

                  (b) Copies of Hampton's bylaws and resolutions adopted by the board of directors of Hampton authorizing the execution and delivery of, and performance of Hampton and the Shareholder's obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of Hampton.

                  (c) A certified copy of Hampton's articles of incorporation, including amendments, if any, together with a certificate of good standing for Hampton issued by the Secretary of State of the jurisdiction of its incorporation and dated not more than 20 business days prior to the Closing Date.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         6.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of the Company, Hampton and the Shareholder set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period of three years.

         6.2 Indemnification by Hampton and the Shareholder. In addition to and not in limitation of Hampton and the Shareholder's indemnification obligations set forth elsewhere in this Agreement, Hampton and the Shareholder shall, defend, indemnify, and hold harmless the Company and its affiliates and its respective officers, directors, shareholders, agents and employees (individually, a "Company Indemnitee" and collectively the "Company Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a Company Indemnitee, which arise out of or result from:

                  (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by Hampton and the Shareholder in this Agreement or in any document, certificate or affidavit delivered by Hampton or the Shareholder pursuant to the provisions of this Agreement;

                  (b) any obligation, liability, debt or commitment of Hampton which is not

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disclosed herein, whether or not paid by the Company; and

                  (c) any other matter related to the use or ownership of the Assets prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Company Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

         6.3 Indemnification By The Company. The Company shall defend, indemnify and hold harmless, the Shareholder from and against any and all Losses, suffered by the Shareholder, which arise out of or result from any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any document, certificate or affidavit delivered by the Company pursuant to the provisions of this Agreement.

         6.4 Indemnification Payments. All indemnity payments, whether by the Company, Hampton or the Shareholder, to be made under this Agreement, shall be made in immediately available funds.

         6.5 Procedure for Third Party Claims.

                  (a) Notice to the indemnifying party shall be given promptly after receipt by the Shareholder or the Company Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnified party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. If the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

                  (b) For actions where the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses relate to claims as to which indemnification is payable under Sections 6.2 or 6.3, as such expenses are incurred.

                  (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

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                  (d) No indemnified party shall have the right to settle any action brought against it without the consent of the indemnifying party. The indemnifying party shall have the right to settle any action brought against an indemnified party as long as the indemnified party has been delivered a complete release as a condition of the settlement.

         6.6 Remedies Cumulative. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party. Section 6.6 shall not limit, impair or modify any provisions of this Agreement or otherwise impose any additional liability or obligation on the Company for any liability or obligation of the Shareholder, other than the Company's obligation to indemnify the Shareholder hereunder.

         6.7 Successors. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to the parties hereto, shall not affect in any manner the obligations of the parties pursuant to
Section 6 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

SECTION 7. GENERAL PROVISIONS.

         7.1 Documentary Taxes. Each party shall pay any documentary or other taxes, arising from the issuance of any capital stock by such party.

         7.2 No Third Party Beneficiaries. Nothing in this Agreement shall it be construed, to confer any rights or benefits upon any person (including, but not limited to, any employee or former employee of the Shareholder) other than the parties hereto, and solely to the extent provided in Section 6, the Shareholder and the Company Indemnitees, and no other person ,shall have any rights or remedies hereunder.

         7.3 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law or posting any bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance shall be brought and determined in the appropriate federal or state court, in the State of Florida and in no other forum. The parties hereby irrevocably submit to the jurisdiction of any such Florida state court or federal court in Florida, in connection with such claim for a specific performance.

         7.4 Severability. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the

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

void parts were deleted.

         7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         7.6 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors, heirs and permitted assigns.

         7.7 Notices. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

         Notice to the Shareholder shall be sufficient if given to:

                                    Von Hampton
                                    207 South Main Street
                                    Pratt, KS 67124
                                    Facsimile: (___) ___-____

         With a copy to:




Notice to the Company shall be sufficient if given to:

                                   TELS Corporation
                                   1750 Yankee Doodle Road, Suite 202
                                   Eagan, MN 55131
                                   Facsimile: (___) ___-____
                                   Attention: Ron Wolfbauer, Jr. President

                 With a copy to:   Newman, Pollock & Klein, LLP
                                   2101 NW Corporate Blvd., Suite 414
                                   Boca Raton, FL 33431
                                   Facsimile:  (561) 241-4943
                                   Attention: Jeffrey G. Klein, Esq.

         7.8 Oral Evidence. This Agreement constitutes the entire agreement between the

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

parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

         7.9 Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         7.10 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         7.11 Expenses. Except as otherwise specifically provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         7.12 Tax Status This Agreement is designed to be construed as a tax-free exchange under Section 368 of the Internal Revenue Code.

         7.13 Waivers. Any failure of either party hereto to comply with any of its obligations or agreements, or to fulfill conditions herein contained may be waived in writing by the other party. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         7.14 Captions. The captions of Articles and Sections of Articles hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

TELS Corporation

By: /s/Ron Wolfbauer
    -----------------
Its: President


Hampton & Hampton, P.A.

By: /s/ Von Hampton
    -----------------
Its: President


Von Hampton

/s/ Von Hampton
---------------------------------
By: Von Hampton, sole shareholder
    of Hampton & Hampton, P.A.

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